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Exhibit 99.1

Press Release For Immediate Release

Beazer Homes USA, Inc. Reports Home Orders
for the Quarter Ended March 31, 2003

Atlanta, Ga., April 3, 2003—Beazer Homes USA, Inc. (NYSE:BZH) (www.beazer.com) today released preliminary unit net orders for the quarter ended March 31, 2003.

	New Orders (Units) For the Quarter Ended March 31,
	2003	2002	% Change
Southeast	1,628	1,098	48.3%
West	1,277	1,273	0.3%
Central	296	358	(17.3)%
Mid-Atlantic	496	413	20.1%
Midwest	882	0	n/a

Total	4,579	3,142	45.7%

New orders for the quarter ended March 31, 2003, include orders from Crossmann Communities, Inc., which Beazer acquired effective April 17, 2002. On a pro forma basis, new orders for the quarter ended March 31, 2002, including Crossmann's orders would have been 4,717.

Beazer Homes USA, Inc., based in Atlanta, Georgia, is one of the country's ten largest single-family homebuilders with operations in Arizona, California, Colorado, Delaware, Florida, Georgia, Indiana, Kentucky, Maryland, Mississippi, Nevada, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas and Virginia. Beazer Homes also provides mortgage origination and title services to its homebuyers.

Contact:	David S. Weiss Executive Vice President & Chief Financial Officer (404) 250-3420 dweiss@beazer.com

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  Exhibit 99.1